LICENSE AGREEMENT

         THIS AGREEMENT is entered into as of September 30, 1996, by and between the Zoological Society of San Diego, a California corporation ("Licensor") with mailing address at P.O. Box 551, San Diego, California 92112-0551, and Healthy Planet Products, a Delaware corporation ("Licensee"), with principal offices at 1700 Corporate Circle, Petaluma, CA 94954, with reference to the following facts:

                                    RECITALS

         A. Licensor is the owner of the following trade names, trademarks and service marks: "Zoological Society of San Diego," "Center for Reproduction of Endangered Species" and "CRES" (which are herein referred to as the "Licensed Marks").

         B. Licensor has used certain of the Licensed Marks as trade names for its non-profit association and to sponsor, endorse, sell and license the sale of many goods and services, including without limitation books, magazines, wildlife films, zoological services, ecology workshops, educational services and materials providing instruction in conservation, nature, ecology and environmental awareness.

         C.  Licensor   desires  to  increase  its  membership  and  to  promote
conservation and raise funds for conservation and expects that the promotion of Licensed Goods by Licensee will further such purposes.

         D. Licensee desires to obtain from Licensor a license to use the Licensed Marks in connection with the manufacturing, marketing, and sale of Nature Baby(R): greeting cards, excluding holiday cards, stationery, tablets, journals, bookmarks, matted prints, posters, and magnets (the "Licensed Goods").

         E. Licensor and Licensee desire to safeguard, promote and maintain the reputation associated with the Licensed Marks and to cause all use of the same by Licensee to enure to the benefit of Licensor.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.       License Granted.

                  1.1 Grant of License. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-exclusive, non-transferable license throughout the United States and Canada (the "Territory") to use the Licensed Marks solely for the purpose of manufacturing, marketing and sale of Licensed Goods in the retail market, subject to the limitations, terms and conditions set forth herein.

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         1.2      Term.

                  1.2.1 Initial Term. The term of this Agreement and the license granted hereunder shall commence upon the date first set forth above and shall continue until September 30, 1999 unless sooner terminated as provided herein.

         1.3      Limitations on License.

                  1.3.1 General. Licensee acknowledges that Licensor grants licenses to numerous persons for use of the Licensed Marks for the manufacture, sale, endorsement or promotion of various goods and services, and that the definition of Licensed Goods is to be strictly construed to avoid any conflict with rights of other present or prospective licensees of Licensor. Licensor may license a similar type of goods as Licensed Goods, or a portion thereof, at other price ranges or of another type of construction or design or sizes or materials, or for other methods of sale or distribution to third parties, since such goods are not "Licensed Goods" as herein defined.

                  1.3.2 Rights Retained by Licensor. Licensor retains, and this Agreement is subject to, the absolute right of Licensor to create, make, have made, manufacture, promote, market, distribute and sell the same type of goods as are described herein as Licensed Goods for sale by or on behalf of Licensor at stores and other outlets on the premises of Licensor or at other locations or through catalog and other sales promotional programs conducted by or on behalf of Licensor.

                  1.4 No Sublicenses. Licensee may not grant sublicenses with respect to any of the rights granted hereunder and the license granted herein is not transferable by operation of law or otherwise, is indivisible and non-assignable and may not be encumbered without Licensor's prior written approval.

                  1.5 Licensor's Proprietary Rights. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Marks, and acknowledges that the use of the Licensed Marks in connection with the Licensed Goods or otherwise without the benefit of a license agreement is an infringement of the Licensed Marks and constitutes unfair competition. During the term of this Agreement and thereafter, Licensee will not contest Licensor's exclusive right, title and interest in and to, or the validity of, the Licensed Marks. Licensee agrees that Licensor may obtain trademark registration or copyright the Licensed Marks for the class of goods which includes the Licensed Goods and Licensee will cooperate with Licensor in obtaining such registration or copyright.

                  1.6 Names of Purchasers. Licensee shall quarterly forward to Licensor the names of all program customers of Licensed Goods.

         2.       Use of Licensed Marks.

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

                  2.1 Scope of Use. Licensee will not use the Licensed Marks or any mark or name similar thereto other than in connection with the promotion and sale of Licensed Goods pursuant to this Agreement.

                  2.2 Licensee Status. Licensee will not in any manner represent that it has any interest in the Licensed Marks except as a licensee of Licensor. Use of the Licensed Marks by Licensee shall not confer upon Licensee any right, title or interest in or to the Licensed Marks, but all such use by Licensee shall enure to the benefit of Licensor.

                  2.3 Quality Control; Compliance with Laws. Licensee agrees that the Licensed Goods shall be of high standards of quality, shall be safe, adequate and suited to their intended use, shall enhance the Licensed Marks, shall be created, promoted, sold and distributed in accordance with all applicable federal, state and local laws and regulations, and that the policy of sale, distribution and utilization by Licensee shall be of high standards and shall in no manner adversely reflect upon the Licensed Marks or the good name and reputation of Licensor.

                  2.4 Licensor Approval of Advertising, etc. The quality, art work and style of such Licensed Goods, as well as of any labels, cartons, containers, packaging or wrapping materials, and promotional, advertising or sales materials relating to Licensed Goods and any modifications thereof, shall be subject to prior written approval of Licensor, which will not be unreasonably withheld. To this end, before commercially producing, selling or distributing any Licensed Goods or utilizing or publishing any promotional materials in connection therewith, Licensee shall furnish to Licensor or to an authorized representative of Licensor as Licensor shall direct in writing, free of cost, for its written approval, samples of each of the Licensed Goods and of cartons, labels, containers, packaging and wrapping materials and promotional, advertising or sales materials, relating to Licensed Goods to be used in connection therewith. Licensor shall have ten (10) working days to review materials, and must respond to Licensee in writing the approval, disapproval and/or corrections that need to be made. After samples have been approved pursuant to this section, Licensee shall not depart therefrom in any material respect without Licensor's prior written consent. From time to time during the term of this Agreement, in order for Licensor to insure that the standards of quality set forth above are being maintained, Licensee, upon Licensor's reasonable request, shall furnish to Licensor, or to an authorized representative of Licensor, as Licensor shall direct in writing, free of cost, current samples of each type of Licensed Goods being manufactured, sold, or distributed by Licensee hereunder, together with any cartons, labels, containers, packaging and wrapping materials and promotional, advertising or sales materials relating to Licensed Goods used in connection therewith. If such samples do not meet the above standards, Licensor may require Licensee to make such modifications as will satisfy such standards and Licensee shall comply therewith.

                  2.5 Legends. The following legend shall appear on all Licensed Goods, labels, cartons, containers, signs, packaging, wrapping, advertising and sales and promotional materials or the like which bear the Licensed Marks:
""Zoological Society of San Diego," "Center for Reproduction of Endangered Species" or "CRES" (as applicable) is a trademark of the Zoological Society of San Diego." Whenever the Licensed Marks appear on Licensed Goods, labels, cartons, containers, signs, packaging, wrapping, advertising, sales and promotional materials or the like, each such use of the Licensed Marks shall be followed by a TM symbol or other registration notice in the form set forth on Exhibit A attached hereto or as Licensor shall otherwise notify Licensee from time to time.

                  2.6 Inspection. Licensor shall have the right, at its expense, to visit and inspect the offices and plants of Licensee at reasonable times during regular business hours.

                  2.7 Additional Covenants. Licensee also covenants and warrants that: (a) it will use best commercial efforts to market and sell high quality Licensed Goods; (b) it will not create any expenses chargeable to Licensor; and
(c) it will not use Licensed Goods for combination sales, premiums, giveaways or any other use or disposition, without the prior written consent of Licensor, which consent will not be unreasonably withheld.

         3.       Royalties.

                  3.1 Percentage Royalties. As consideration for the license herein granted, Licensee agrees to pay Licensor royalties equal to three percent (3%) of the adjusted gross invoice price (which means the gross price of Licensed Goods sold by or on behalf of Licensee, less deductions for returns and customary trade discounts in connection with such sales) or the bona fide fair market value price of Licensed Goods disposed of as described in Section 3.3 hereof, whichever is greater. Such royalties shall be payable within thirty (30) days following the close of each calendar quarter for sales during such quarter, beginning with the calendar quarter in which the first sale or disposition of Licensed Goods occurs.

                  3.2 Definition of Sold. Licensed Goods shall be considered sold when shipped, billed, or paid for, whichever first occurs.

                  3.3 Sales at Less Than Fair Market Value. Sales or distributions of Licensed Goods at less than the bona fide fair market value price (for example, introductory offers, samples, or sales at special prices) shall be valued at the bona fide fair market value price, which means the price which would have been charged in a bona fide arm's length sale.

                  3.4 Minimum Royalty. Licensee will guarantee the payment to Licensor of a minimum royalty of Five Thousand Dollars ($5,000) for the term hereof. The Five Thousand Dollar guarantee ($5,000) shall be payable upon execution of this Agreement. The minimum royalty payment paid to Licensor shall be credited against the royalty obligation of Licensee described in Section 3.1. hereof, as such obligation accrues.

                  3.5 Additional Consideration. Licensee agrees that, as a condition of the license granted from Licensor to Licensee in subsection 1.1 ("Grant of License"), Licensee shall include a pre-approved statement about CRES (Exhibit B), subject to space availability. The CRES logo will be included in catalogs, sell sheets, and at point of sale subject to product and packaging size constraints.

         4.       Records and Payments.

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

                  4.1 Periodic Statement. Licensee shall maintain accurate records showing the quantity and sales price of Licensed Goods manufactured, sold or otherwise disposed of by Licensee. Within 30 days after the end of each calendar quarter, Licensee shall deliver to Licensor a complete and accurate statement in writing, duly certified to be correct by an officer of Licensee relating to the preceding calendar quarter which will state:

                           (a) the quantity of Licensed  Goods sold or otherwise
disposed of during the preceding quarter, indicating the nature of such other disposition;

                           (b) the gross invoice price or fair market value,  as
applicable, of all Licensed Goods sold or disposed of during such quarter, the dollar amounts of all returns, customary trade discounts, sales taxes, and shipping costs paid during such quarter, and the adjusted gross invoice price of all Licensed Goods sold during such quarter;

                           (c)  the  amount  of  any  credit   against   accrued
royalties for such quarter permitted under Section 4.4 hereof; and

                           (d) an itemized  statement of royalties  due Licensor
for sales and dispositions made during such quarter.

                           Receipt or acceptance  by Licensor of any  statements
referred to herein shall not preclude Licensor from questioning the correctness of any such statements and/or royalties paid or payable.

                  4.2 Examination of Books and Records. Licensor may examine the books and records of Licensee during normal business hours and at reasonable times with prior notice through Licensor's own employees or representative(s) to obtain or verify the information described in Section 5.1; provided, however, if it is determined that Licensor is entitled to royalties in the amount which is equal to or greater than two percent (2%) of the sums reported by Licensee and as due Licensor, then Licensee shall be obligated to pay and shall pay to Licensor the costs and expenses directly or indirectly incurred by Licensor in the examination of the books and records of Licensee. Such costs and expenses as herein provided shall not limit any other damages, costs or expenses, or remedies to which Licensor may be entitled.

         5. Indemnity. Licensee hereby agrees to indemnify, defend and hold harmless Licensor from and against any and all losses, expenses, damages, injuries, liabilities and claims (including reasonable attorney's fees) whether based upon strict liability, negligence, tort, contract or otherwise, arising out of or relating to (i) the manufacture, sale, use, advertising, promotion, offering for sale, or distribution of Licensed Goods, (ii) the merchantability, quality, design, nonconformity or fitness for a particular purpose of the Licensed Goods, (iii) any claim that the use of the Licensed Goods violates any copyright, trademark, right of privacy, or similar right or contains anything libelous or defamatory or (iv) the breach by Licensee of any of the terms or conditions of this Agreement.

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

         6. Insurance. Licensor shall be named as an added insured in a general liability all risks insurance policy issued by reliable and licensed insurers, which policies shall be maintained by Licensee during the term of this Agreement covering liability, including product liability, relating to the Licensed Goods and those risks enumerated in Section 6 hereof, in amounts customary in the type of business conducted by Licensee. Such policies shall require delivery of written notice to Licensor at least thirty (30) days prior to any expiration, cancellation or decrease in coverage. Licensee shall forward to Licensor proof of such insurance coverage, and that it is in full force and effect at such times as reasonably requested by Licensor.

         7.       Termination.

                  7.1 Termination by Licensor. Licensor shall have the right to terminate this Agreement and the license granted hereunder as follows:

                           7.1.1 Upon a breach by  Licensee  of any of the terms
or conditions of this Agreement, which breach is not cured within thirty (30) days after delivery of notice specifying such breach; or

                           71.2 In the event Licensee shall apply for or consent
to the appointment of a receiver, trustee or liquidator or shall otherwise be the subject of any bankruptcy, reorganization, or insolvency proceedings, or makes an assignment for the benefit of creditors, or becomes insolvent or discontinues substantially all its business, or a receiver is appointed for it or its business.

                  7.2 Partial Termination; Reduction of Rights. As a portion of the consideration for the grant of the license described herein, Licensee has agreed to diligently and continuously sell all categories of Licensed Goods throughout the Territory during the term hereof. In the event that Licensee shall fail to sell a reasonable amount of Licensed Goods, any of each category thereof as evidenced by the payment to Licensor of a commercially reasonable amount of sales-based royalties, within a portion of the Territory, during a continuous period of more than one hundred eighty (180) days, Licensor shall have the right upon delivery of notice to Licensee, to terminate this Agreement and the license granted hereunder, as to such category of Licensed Goods identified in such notice.

                  7.3 Sale of Licensed Goods Following Expiration or Termination. Licensee shall cease to manufacture or sell the Licensed Goods forthwith following expiration or termination of this Agreement [or as required due to any partial termination or reduction under Section 8.2 hereof]. Notwithstanding the foregoing, upon the expiration of this Agreement at its scheduled expiration date without renewal, and if Licensee is not in breach of any of the terms or conditions of this Agreement as of such date, if Licensee has an inventory of any Licensed Goods (including finished goods or goods in process) as of the date of such expiration, Licensee may thereafter sell such Licensed Goods subject to all the terms and conditions of this Agreement, including, but not limited to, maintenance of quality, the payment of royalties and submission of reports; provided, however, in no event shall Licensee sell any Licensed Goods after the expiration of six (6) months following expiration of this Agreement, and further provided, that Licensee's right to sell Licensed Goods during such period shall be non-exclusive. Within thirty (30) days following any expiration or termination of this Agreement, Licensee shall advise Licensor in writing of the type and quantity of any inventory of Licensed Goods still held by Licensee.

                  7.4 Use of Licensed Marks After Termination. Except as provided in Section 7.3 hereof, Licensee shall not use the Licensed Marks or any mark similar thereto after expiration or termination of this License Agreement.

                  7.5 Continuing Obligations. The continuing obligations of Licensee, including but not limited to those under subsection 1.5 and 1.6, and Sections (including subsections thereof) of 2, 3, 4, 5 and 6, shall survive expiration or termination of this Agreement, provided that Licensee's obligations under Section 1.6, 2.3 through 2.6, 4 and 5 shall not continue after the cessation of Licensee's sales of Licensed Goods.

         8. Infringement and Other Proceedings. The decision of Licensor on all matters concerning its Licensed Marks shall be final and conclusive on Licensee. Licensor may, in the exercise of its sole discretion, defend its Licensed Marks as its sole cost and expense, in which case Licensee shall provide Licensor, without cost to Licensor, all reasonable assistance requested by Licensor in connection with any such action or proceeding. If Licensor shall fail or refuse to defend its Licensed Marks, then on thirty (30) days' written notice to Licensor, Licensee shall have the right to defend such Licensed Marks at its own cost and expense. Licensor shall not be liable to Licensee for any loss or damage suffered by Licensee by reason of the use of the Licensed Marks or as a result of any litigation or other proceedings involving the Licensed Marks. Licensee shall promptly advise Licensor of any use in the Territory of any mark which may infringe the Licensed Marks. Licensor may, in the exercise of its sole discretion, take or decline to take any action, legal, equitable or otherwise, which Licensor deems appropriate with respect to such alleged infringement. In all such events, Licensee shall provide Licensor, without cost to Licensor, all reasonable assistance requested by Licensor in connection with such action or proceeding.

         9. Arbitration. Any controversy or claim arising out of or relating to the terms and conditions of this License Agreement, either party's performance or failure to perform hereunder or any other claim or dispute arising out of or resulting from this License Agreement, or the propriety of the conduct of the parties with respect thereto, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between such rules and the procedures set forth below, the procedures set forth shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

                  (a) Either party shall have the right to institute the procedure designated in this Section by making written demand on the other party, specifying in reasonable detail the nature of the dispute and the intent to arbitrate. The parties shall promptly select the designated

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

arbitrator(s) within the next ten (10) days. If the other party fails to respond within ten days after receiving said written demand, the arbitration shall nevertheless proceed.

                  (b) Location. The location of the arbitration shall be in San Diego, California.

                  (c) Selection of Arbitrators. The arbitration shall be conducted by a panel of at least one and not more than three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration, and who are intimately familiar with the licensing industry, and specifically with respect to merchandising and licensing.

                  (d) Discovery. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witness to be called at the hearing, which identification shall give the witness name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrator(s) shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witness and documents for presentation at the hearing.

                  (e) Case Management. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrator(s) is/are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute but in any event on or before the expiration of 30 days from the date on which the matter was submitted for arbitration.

                  (f) Remedies. It is the intent of the parties that the primary focus of the arbitration shall be the resolution of the dispute brought before the arbitrators, and that after such resolution that this Agreement will continue in force and effect. Notwithstanding the foregoing, the arbitrator(s) may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, including without limitation termination of the Agreement, injunctive relief and provisional remedies, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages.

                  (g) Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator's fees as when billed by the arbitrator.

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

         10.      Miscellaneous.

                  10.1 Notices. All notices and reports in connection with this Agreement and payments required hereunder, shall be in writing and shall be given by postpaid registered or certified mail, return receipt requested, addressed to the addresses set forth in the preamble hereof, or to such other address as either party may notify in writing to the other party. Notice shall be deemed given when mailed.

                  10.2   Costs.   All  costs  and   expenses   relating  to  the
manufacture, promotion and sale of Licensed Goods by Licensee shall be paid by Licensee.

                  10.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Agreement may not be waived, modified, altered or amended except by a written document signed by duly authorized representatives of both parties.

                  10.4 Governing Law; Forum. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Any litigation or other proceeding to interpret or enforce the provisions of this Agreement or the parties rights and liabilities arising hereunder shall be maintained only in the courts in the County of San Diego, California.

                  10.5 Remedies. Licensee recognizes the importance of the Licensed Marks to the operations and activities of Licensor and that monetary damages may not adequately protect or recompense Licensor in the event of breach of this Agreement by Licensee. Therefore, Licensee acknowledges that Licensor may seek, in addition to any other legal or equitable remedies available to it, injunctive or other relief against Licensee and/or others to enforce the terms and conditions of this Agreement in any court having jurisdiction thereof, to prevent unauthorized use of the Licensed Marks.

                  10.6 Damages. Licensor shall in no case be liable for special, indirect, incidental or consequential damages resulting in any manner from the licensing of the Licensed Marks, fulfillment of its obligations under this Agreement, or failure to comply with its obligations under this Agreement.

                  10.7 Past Due Royalty Payments. In addition to any other remedies available to Licensor by reason of breach of this Agreement, if Licensee fails to pay any royalties when due, Licensor may recover from Licensee, to the extent legally permissible, interest on such unpaid amounts computed at 2% above the prime rate of Citibank during the applicable period, and if such rate of interest is not legally permissible, then the rate of interest shall be the maximum legally permissible.

                  10.8 No Waiver. Failure of Licensor to insist upon strict performance of any covenants, terms or conditions of this Agreement, or to exercise any rights or remedies upon default, shall not constitute a waiver or relinquishment of its right to insist upon strict compliance with this Agreement and to enforce all legal and equitable rights as to any such default or breach, whether of like or unlike kind.

                  10.9   Relationship  of  Parties.   This  Agreement  does  not
constitute, and shall not be construed as, an agency, partnership, or joint venture between Licensor and Licensee.

                  10.10 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Licensor, its successors and assigns and may be assigned or transferred without the consent of Licensee. Licensee may not transfer, assign or encumber this Agreement or any rights hereunder, or delegate its duties hereunder, without the prior written consent of Licensor which Licensor may grant or withhold in the exercise of its sole discretion.

                  10.11 Headings. Section headings used in this Agreement are for convenience only and shall not be used in the construction or interpretation of this Agreement.

                  10.12 Attorney's Fees. In the event of any litigation or other proceeding to enforce or construe the provisions of this Agreement, the prevailing party in such proceeding shall be entitled to reasonable attorney's fees and costs, as fixed by the trier of fact.

                  10.13  Construction.   The  language  in  all  parts  of  this
Agreement shall be in all cases construed according to its fair meaning and not strictly for or against any of the parties hereto.

                  10.14 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

                  IN WITNESS WHEREOF, the parties, through their duly authorized representatives, have executed this Agreement as of the date first set forth above.


                                            LICENSOR:

                                            ZOOLOGICAL SOCIETY OF SAN DIEGO



                                            By:      s/Frederick H. Andrus
                                                     -------------------------
                                            Its:     Director of Finance


                                            LICENSEE:

                                            Healthy Planet Products



                                            By:       s/Bruce A. Wilson
                                                     -------------------------
                                            Its:     President

                                    EXHIBIT A



Zoological Society of San Diego(R)

Center for Reproduction of Endangered Species(R)

CRES(R)

CRES

                                    EXHIBIT B



A portion of the proceeds from the sale of this product goes to the Zoological Society of San Diego's Center for Reproduction of Endangered Species (CRES). CRES supports endangered species through scientific research, captive propagation and management, and international field conservation programs.